[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit 10.1

SUPPLY AGREEMENT

(DELIVERY OF GOODS)

This Supply Agreement (“Agreement”) is made on the last date of execution set forth on the signature page hereto (the “Effective Date”) by and between

(1) Cytek Biosciences, Inc., a Delaware corporation having a place of business at 46107 Landing Parkway, Fremont, CA 94538, and Cytek (Wuxi) Biosciences Co., Ltd, a China subsidiary of Cytek Biosciences, Inc. having a place of business at Room 201 D2, China Sensor Network International Innovation Park, No.200 Linghu Avenue, Wuxi City, Jiangsu Province, China (together, “Cytek Biosciences, Inc.”); and

(2) Coherent NA, Inc., a Delaware corporation having its registered office at 40984 Concept Drive, Plymouth, MI 48170 (“Seller”);

also referred below individually as “Party” and together as “Parties”.

In addition to the Parties specified above, Coherent Asia, Inc., a California corporation having its registered office at 5100 Patrick Henry Drive, Santa Clara, CA 95054, and Coherent (Beijing) Commercial Company Ltd., a PRC corporation having its registered office at Room 1006-1009, Raycom Info Park Tower B, No. 2 Kexueyuan South Road, Haidian District, Beijing 100190, China, shall be party to this Agreement in a limited capacity solely to receive Orders and payments hereunder. For the avoidance of doubt and notwithstanding the foregoing, Coherent NA, Inc. is the primary party to this Agreement for Seller.

Whereas Cytek Biosciences, Inc. wishes to acquire the supply of the products defined below and whereas Seller wishes to supply and deliver such products to Cytek Biosciences, Inc.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set out herein, Cytek Biosciences, Inc. and Seller agree to the following:

1.
SUPPLY OF PRODUCTS
1.1
During the term of this Agreement and any extension hereof, Seller shall sell and supply the products as set out in Schedule 1 hereto (“Products”) to Cytek Biosciences, Inc. and Cytek Biosciences, Inc. shall buy from the Seller such Products, in each case as ordered by Cytek Biosciences, Inc. in accordance with the terms of this Agreement and on a non-exclusive basis. The Parties acknowledge and agree that Cytek Biosciences, Inc. is not required to purchase any minimum amount of Products pursuant to this Agreement.
1.2
This Agreement shall also apply [*] to certain orders [*] as listed in Schedule 1 (the “[*] Orders”), provided that, (i) with respect to [*] Orders which [*] as of the Effective Date, in the event of a conflict between Sections [*] of this Agreement and the terms of the [*] Orders, the terms of the [*] Orders shall apply (except with respect to [*], which shall be governed by Section [*] of this Agreement, and with respect to [*] for any [*] Orders, which shall be governed by Section [*] of this Agreement), and (ii) with respect to [*] Orders which [*], in the event of a conflict between Sections [*] of this Agreement and the terms of the [*] Orders, the terms of the [*] Orders shall apply.
1.3
The specifications of the Products (the “Specifications”) are set out in Schedule 2 hereto.
1.4
Seller shall provide to Cytek Biosciences, Inc. the technical information and material in regard to the Products as set out in Schedule 3 hereto.
2.
ORDERS
2.1
For planning purposes, on [*] basis, Cytek Biosciences, Inc. shall provide to Seller non-binding rolling forecasts (“Forecasts”) of Cytek Biosciences, Inc.’s anticipated orders for Products for each [*] of the following [*] period. Seller shall notify Cytek Biosciences, Inc. [*] after receiving each Forecast if it anticipates that it will not be able to satisfy any portion of such Forecast. Further, Cytek Biosciences, Inc. shall use its [*] efforts to notify Seller at least [*] in advance of any demand drop greater than [*].
2.2
Each purchase and sale between Cytek Biosciences, Inc. and Seller shall be evidenced by a purchase order placed by Cytek Biosciences, Inc. (“Order” or in plural “Orders”) to Seller in accordance with the terms and conditions of this Agreement. The Order will only be deemed accepted if Seller acknowledges in writing its acceptance of the Order (such written acceptance, an “Order Acknowledgement”). Seller shall accept or reject such Orders in writing [*]. As long as this Agreement is in force and effect, the terms and conditions of this Agreement shall apply to all Orders and all order confirmations of Seller. Any term or condition in any Order, confirmation, or other document furnished by either Party that is in any way inconsistent with the terms and conditions of this Agreement is hereby expressly rejected, unless otherwise expressly agreed in writing by both Parties.
2.3
Orders shall be placed by Cytek Biosciences, Inc. to Seller in writing by e-mail. Each Order shall contain:
(a)
the Products and the quantity of each Product ordered by Cytek Biosciences, Inc.,
(b)
the price,
(c)
the requested delivery date, and
(d)
the destination (address) of delivery (“Destination of Delivery”).
2.4
Neither Seller’s terms and conditions of sale and delivery nor Cytek Biosciences, Inc.’s terms and conditions of purchase shall apply to any purchase and sale made under this Agreement.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

2.5
Cytek Biosciences, Inc. may cancel any Order by providing written notice to Seller no later than [*] prior to the [*] date specified therein (a “Permitted Cancellation”). Cytek Biosciences, Inc. shall not be required [*] with respect to a Permitted Cancellation or [*] as a result of a Permitted Cancellation. However, notwithstanding the forgoing sentence, in the event that any Permitted Cancellation [*] for the period during which such Order was placed, the [*] and Cytek Biosciences, Inc. shall [*].
3.
PRICE
3.1
The price (“Price”) for the Products is specified in Schedule 1 hereof and shall be (i) on the basis of [*] INCOTERMS 2020, for purchases [*], (ii) on the basis of [*] INCOTERMS 2020, for Orders [*] and (iii) on the basis of [*] INCOTERMS 2020, for Orders [*]. Notwithstanding the incoterms specified in this Section 3.1, the Price excludes freight changes, which shall be included as a line item in Seller’s quote, and statutory VAT and other taxes, if any, and Seller shall invoice Cytek Biosciences, Inc. for such charges.
3.2
The price remains fixed for the term of this Agreement.
4.
INVOICING AND PAYMENT
4.1
Seller shall provide to Cytek Biosciences, Inc. a written invoice for each shipment of Product shipped to Cytek Biosciences Inc. Cytek Biosciences, Inc. shall pay to Seller the Price for the Products ordered within [*] days of the receipt of invoice.
5.
DELIVERY AND STOCK
5.1
Reserved.
5.2
[*].
5.3
[*]. If Seller fails to deliver to Cytek Biosciences, Inc. on a timely basis the full amount of Product under any Order, Seller shall [*]. Further, should either Party [*] that a shortfall in delivery of Product by Seller is [*], the Parties shall discuss [*] appropriate steps to alleviate such a shortfall.
5.4
In order to ensure punctual deliveries, Seller shall hold during the term of this Agreement a minimum stock of Products in accordance with the quantities and terms set forth in Schedule 1.
5.5
Seller shall deliver to Cytek Biosciences, Inc. or its designee, at the delivery destination and by the delivery date specified in the Order Acknowledgement, the specified quantity of Product conforming with the Specifications and that has been manufactured in accordance with the quality standards set forth in Schedule 1, and other requirements as set forth in this Agreement. Seller shall deliver to Cytek Biosciences, Inc. with the ordered Product a packing note quoting or attaching the following: (a) Order number of the delivered Product; and (b) any documentation that Seller customarily includes.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

6.
TITLE AND RISK
6.1
Risk of loss or damage to the Products shall pass from the Seller to Cytek Biosciences, Inc. [*]. Title shall transfer to Cytek Biosciences, Inc. [*].
7.
AUDITS
7.1
Reserved.
7.2
No more than [*] in any [*] period during the Term and upon no less than [*] prior written notice, Cytek Biosciences, Inc. may conduct a reasonable audit of Seller’s facility and business records which are directly related to Seller’s performance of its obligations under this Agreement, provided, however, (a) that such audit may only take place during regular business hours at Seller’s facility (b) that any Cytek Biosciences, Inc. personnel conducting such audit sign Seller’s standard non-disclosure agreement before beginning such audit, (c) that Cytek Biosciences, Inc. personnel comply with applicable laws any and all reasonable instructions from Seller personnel with regards to such individuals’ behaviour and working conditions while at Seller’s facility, and (d) Cytek Biosciences, Inc. hereby expressly agrees to hold Seller harmless from any and all liability, losses or damages which are a direct result from the actions or inactions of such Cytek Biosciences, Inc. personnel while at Seller’s facility or which may arise from a breach by such Cytek Biosciences, Inc. personnel of the aforementioned non-disclosure agreement executed by such individuals. For the avoidance of doubt, Cytek Biosciences, Inc. and Seller acknowledge and agree that Seller shall not disclose to Cytek Biosciences, Inc. any confidential information of any third party or any privileged information during the performance of such an audit, including, for example, the name of any other Seller’s customer or information related thereto.
8.
WARRANTY
8.1
Seller warrants, for the applicable period specified in Schedule 1 (“Warranty Period”) that the Products shall:
(a)
conform to the Specifications as set out in Schedule 2 hereto, and
(b)
be free from any errors and defects in manufacturing or material under proper use, service and condition.
8.2
Cytek Biosciences, Inc. shall inspect the received Products within [*] after receipt of the delivery and shall inform the Seller within a further period of [*] of any apparent defect. Non-apparent defects shall be informed to the Seller within [*] after they have become apparent. Any defects that Cytek Biosciences, Inc. informs the Seller of pursuant to this paragraph shall be addressed under warranty pursuant to Section 8.3 below and shall not impair the earlier transfer of title.
8.3
If Cytek Biosciences, Inc. notifies Seller that the Products are defective and/or do not conform with the warranty given in Section 8.1 above (“Defective Products”), the Seller shall [*]:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(a)
replace the Defective Products [*], or
(b)
repair the Products, or
(c)
[*].
8.4
Cytek Biosciences, Inc. will return Products to Seller [*]. Seller will ship the repaired or replaced item [*]. [*]. In the event a Product is returned to Seller and it is [*] determined by Seller that such Product is not a Defective Product, Cytek Biosciences, Inc. shall reimburse Seller for [*].
8.5
TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE WARRANTY CONSTITUTES SELLER’S EXCLUSIVE LIABILITY AND OBLIGATION, AND CYTEK BIOSCIENCES, INC.’S EXCLUSIVE REMEDY FOR ANY DEFECT OR NONCONFORMITY. THIS WARRANTY IS EXCLUSIVE, AND IN LIEU OF ALL OTHER WARRANTIES. SELLER MAKES NO OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT (EXCEPT AS PROVIDED IN SECTION 9.1(e) BELOW), OR THAT MAY ARISE FROM ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR USAGE IN THE TRADE.
8.6
OTHER THAN AS PROVIDED WITH RESPECT TO SELLER’S EXPRESS WARRANTY OBLIGATIONS IN THIS AGREEMENT, SELLER IS NOT LIABLE FOR ANY COSTS ASSOCIATED WITH THE REPLACEMENT OR REPAIR OF ANY PRODUCT, INCLUDING LABOR, INSTALLATION, OR OTHER COSTS INCURRED BY CYTEK BIOSCIENCES, INC. AND, IN PARTICULAR, ANY COSTS RELATING TO THE REMOVAL OR REPLACEMENT OF ANY PRODUCT.
9.
REPRESENTATIONS
9.1
Seller represents and covenants that (a) it has not been debarred by any applicable regulatory authority, and has not been convicted of a crime that could lead to such debarment, (b) it shall not enter into any agreement or arrangement with any other entity that would prevent or in any way interfere with Seller’s ability to perform its obligations pursuant to this Agreement; (c) the Products shall be free and clear of any and all encumbrances, liens, or other third party claims; (d) the Product shall be manufactured in compliance with all laws, regulations, and administrative rules applicable to Seller; and (e) the Products, in the form provided by Seller to Cytek Biosciences, Inc., shall not infringe or misappropriate the intellectual property rights of any Third Party.
9.2
Each Party hereby represents and warrants to the other Party that: (a) such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; (b) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

binding obligation, enforceable against such Party in accordance with its terms; and (c) the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder do not conflict with, or constitute a default or require any consent under, any contractual obligation of such Party.
10.
INDEMNIFICATION
10.1
Seller shall indemnify, defend and hold Cytek Biosciences, Inc. harmless from and against [*]. Cytek Biosciences, Inc. shall give written notice to Seller of any claim that may be subject to indemnification [*] after learning of such claim, and Seller shall assume the defense of such claim with competent counsel. Cytek Biosciences, Inc. shall give Seller sole control over the defence and settlement of such suit; and shall provide Seller with all needed information, assistance and authority, at [*] expense, to enable Seller to defend or settle such suit. [*]. In the case of Section 10.1(b), Seller [*] may [*].
10.2
Seller will have no liability for, and the obligations of Seller under Section 10.1 will not apply to any claim arising from or related to (i) the use of Products as a part of or in combination with any other devices, parts, processes or methods [*] or [*]; (ii) Seller’s compliance with any designs, specifications, or instructions provided by or for Cytek Biosciences, Inc.; (iii) the use of Products contrary to any instructions issued by Seller or in breach of this Agreement; (iv) modifications or alterations to the Products; (v) the practice of any process or method relating to Cytek Biosciences, Inc.’s or its customers’ use of the Products; or (vi) use of the Products after receiving notice of such third party claim or by Seller (collectively, “Excluded Claims”).
10.3
Cytek Biosciences, Inc. will, at its own expense, indemnify and hold Seller harmless from and against any liabilities, costs, damages, or losses resulting from any Excluded Claim, and will defend or settle at its own expense, including attorney’s fees and costs, any suit brought against Seller based on allegation arising from any Excluded Claim. Seller shall give written notice to Cytek Biosciences, Inc. of any claim that may be subject to indemnification [*] after learning of such claim, and Cytek Biosciences, Inc. shall assume the defense of such claim with competent counsel. Seller shall give Cytek Biosciences, Inc. sole control over the defense and settlement of such suit; and shall provide Cytek Biosciences, Inc. with all needed information, assistance and authority, at [*] expense, to enable Cytek Biosciences, Inc. to defend or settle such suit. Cytek Biosciences, Inc. shall not settle any such claim without the prior written consent of Seller [*].
10.4
THIS SECTION 10 STATES SELLER’S SOLE AND EXCLUSIVE LIABILITY AND OBLIGATION AND CYTEK BIOSCIENCES, INC.’S SOLE AND EXCLUSIVE REMEDY FOR ANY ACTUAL OR ALLEGED INFRINGEMENT OR MISAPPROPRIATION OF ANY PATENT, TRADEMARK, COPYRIGHT, TRADE SECRET OR OTHER INTELLECTUAL PROPERTY RIGHT BY ANY PRODUCTS OR SERVICES DELIVERED UNDER THESE TERMS, OR ANY PART THEREOF. THIS SECTION 10 IS IN LIEU OF AND REPLACES ANY OTHER EXPRESSED, IMPLIED OR STATUTORY WARRANTY AGAINST INFRINGEMENT. IN NO

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EVENT WILL SELLER BE LIABLE FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR OTHER DAMAGES RESULTING FROM ANY SUCH INFRINGEMENT.
11.
INSURANCE
11.1
During the term of this Agreement and for [*] years thereafter, Seller shall maintain in effect and good standing policies for the following insurance coverages: [*]. At Cytek Biosciences, Inc.’s request, Seller shall provide Cytek Biosciences, Inc. with [*]
12.
RESERVED
13.
CONFIDENTIALITY

13.1 The mutual non-disclosure agreement entered into by and between Seller and Cytek Biosciences, Inc., effective as of [*] (the “NDA”), is hereby incorporated herein, and shall apply to this Agreement, save only that (i) the term of the non-disclosure agreement shall continue for at least the Term of this Agreement, and (ii) the purpose of the NDA is modified to include disclosures pursuant to any Orders issued and filled hereunder. [*].

14.
INTELLECTUAL PROPERTY
14.1
Cytek Biosciences, Inc. acknowledges that, as of the date of this Agreement, Cytek Biosciences, Inc. neither has nor is acquiring hereby any license, concession, rights for use (except as granted herein) or any other right, title or interest in or to any trademarks, trade names, patents, developments, specifications, techniques or other proprietary or confidential information related to the Products. Seller retains all rights in and to specifications, designs, engineering details, discoveries, inventions, patents, copyrights, trademarks, trade secrets and other intellectual and proprietary rights relating to the Products sold hereunder. The design, development or production of Products hereunder will not be deemed to be a “work made for hire” or “commissioned work” and Seller retains for itself all intellectual property and proprietary rights in and to all designs, engineering details, and other data and materials pertaining to any Products supplied by Seller and to all discoveries, inventions, patents and other proprietary rights arising out of the work done by Seller in connection with the Products or with any and all products developed by Seller as a result thereof. [*].
14.2
Reserved.
14.3
Reserved.
15.
LIMITATION OF LIABILITY
15.1
TO THE EXTENT PERMITTED UNDER APPLICABLE LAW AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THESE TERMS, IN NO EVENT WILL SELLER BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTED PRODUCTS OR SERVICES, OR FOR LOST

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

PROFITS OR LOSS OF BUSINESS WHETHER OR NOT SELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS HOWEVER CAUSED, UNDER ANY LEGAL THEORY WHETHER FOR BREACH OR REPUDIATION OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE POTENTIAL LIABILITY OF SELLER ARISING OUT OF OR RELATED TO THE TERMS AND/OR SALE, EVEN IF SELLER IS APPRISED OF OR SHOULD HAVE KNOWN THE LIKELIHOOD OF SUCH DAMAGES OCCURRING. NOTWITHSTANDING ANY PROVISION HEREIN TO THE CONTRARY, SELLER WILL NOT UNDER ANY CIRCUMSTANCES BE LIABLE FOR EXCESS COSTS OF REPROCUREMENT. FURTHER, UNDER NO CIRCUMSTANCES SHALL SELLER HAVE ANY LIABILITY FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR OTHER DAMAGES.
15.2
NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THESE TERMS, IN NO EVENT WILL SELLER’S TOTAL LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTION CONTEMPLATED HEREUNDER (INCLUDING BUT NOT LIMITED TO ANY WARRANTY OR INDEMNITY CLAIMS), REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT OR OTHERWISE, EXCEED [*]. THIS LIMITATION IS CUMULATIVE, WITH ALL PAYMENTS TO CYTEK BIOSCIENCES, INC. FOR CLAIMS OR DAMAGES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. THE EXISTENCE OF ONE OR MORE CLAIMS WILL NOT ENLARGE THE LIMIT. NO CLAIM, SUIT OR ACTION WILL BE BROUGHT AGAINST SELLER MORE THAN [*] AFTER THE RELATED CAUSE OF ACTION HAS TRANSPIRED.
15.3
CYTEK BIOSCIENCES, INC. ACKNOWLEDGES THAT SELLER HAS SET ITS PRICES AND FEES AND AGREED TO SELL PRODUCTS AND SERVICES TO CYTEK BIOSCIENCES, INC. IN RELIANCE UPON THE LIMITATIONS OF LIABILITY, DISCLAIMER OF WARRANTIES, EXCLUSION OF DAMAGES AND EXCLUSIVE REMEDIES SET FORTH HEREIN, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES, WITHOUT WHICH SELLER WOULD NOT HAVE AGREED TO SELL PRODUCTS AND SERVICES TO CYTEK BIOSCIENCES, INC. CYTEK BIOSCIENCES, INC. AGREES THAT SUCH PROVISIONS WILL SURVIVE AND APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE.
16.
TERM AND TERMINATION
16.1
This Agreement shall come into force and effect on the Effective Date and shall remain effective for a period of three (3) years (the “Term”). Following the Term, it shall be automatically renewed for one subsequent period of one (1) year (the “Extension Term”), unless:
(a)
any Party gives to the other Party a written notice not to renew this Agreement at least four (4) months prior to the expiration of the initial term, or

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(b)
this Agreement terminates in accordance with Section 16.2 below.

Following the Extension Term (if any), this Agreement shall renew for subsequent periods of [*] (the “Additional Extension Terms”), subject to mutual written (including electronic) agreement of the Parties for each Additional Extension Term.

16.2
This Agreement may be terminated:
(a)
at any time by each Party on written notice with immediate effect in the event that proceedings in bankruptcy or insolvency are instituted by or against the other Party or a receiver, trustee, administrator or liquidator is appointed in respect of any part of the other Party’s assets, and not dismissed within [*] days, or any similar relief is granted under any applicable bankruptcy or equivalent law; or
(b)
by Seller in the event that Cytek Biosciences fails to pay outstanding invoices and does not remedy the same within [*];

(c) except as otherwise provided in Section 16.2(b) above, at any time by each Party on written notice with immediate effect in the event that one Party shall have materially breached this Agreement and does not remedy the same within [*] of written notice of such breach being served upon it by the other Party.

16.3
Termination or expiration of this Agreement shall not (a) affect any other rights of either Party which may have accrued up to the date of such termination or expiration or (b) relieve Cytek Biosciences, Inc. of its obligation to pay to Seller sums due in respect of [*]. Seller shall manufacture and supply to Cytek Biosciences, Inc. all Products ordered under Orders accepted by Seller prior to the effective date of termination, provided that Seller shall not be obligated to manufacture and supply such Products in the event that [*]. The provisions of this Agreement that by their nature are intended to survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.
17.
NOTICES.

All notices, requests, demands and other communications shall be in writing and delivered by overnight courier or in person in the English language and shall be addressed as follows (or to such other address as notified in writing by one party to the other party):

If to Cytek Biosciences, Inc.:

Cytek Biosciences, Inc.

46107 Landing Parkway

Fremont, California 94538

Attn: [*]

With a copy to:

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Cytek Biosciences, Inc.

46107 Landing Parkway

Fremont, California 94538

Attn: Legal Department

If to the Seller to:

Coherent, Inc.

5100 Patrick Henry Drive

Santa Clara, CA 95054

Attn: Legal Department

Notices will be deemed given upon receipt.

18.
MISCELLANEOUS
18.1
Neither party shall be deemed liable for delays in the performance or the non-performance of any of its obligations under this Agreement, other than payment and indemnity obligations, if such default is the result of laws or other acts of government, disruption of public utilities, strikes, natural disasters, pandemics, or other circumstances beyond the control of the affected party; provided, however, that the affected party shall promptly notify the other of such circumstances and exert all commercially reasonable efforts to correct the action at the earliest reasonable opportunity.
18.2
This Agreement is governed by the laws of the State of California without reference to any conflict of laws principles that may require the application of the laws of a different jurisdiction. The parties expressly disclaim application of the United Nations Convention on the International Sale of Goods. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts located in the State of California, and the Parties agree and submit to the personal and exclusive jurisdiction and venue of these courts.
18.3
All Schedules attached to this Agreement are incorporated herein and shall be part of this Agreement.
18.4
[*]. This Agreement shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and permitted assigns of the Parties hereto. Any purported assignment in violation of the foregoing will be null and void.
18.5
NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. [*].
18.6
The Parties are not employees or legal representatives of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

18.7
In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.
18.8
Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.
18.9
This Agreement and the schedules attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.
18.10
Neither Party will make any announcement or other public statement concerning the existence of this Agreement without the consent of the other Party, except as necessary to comply with applicable law or regulations.
18.11
This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute together the same instrument.

[Signature Page Follows]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

The parties have executed this Agreement as of the date(s) set forth below.

CYTEK BIOSCIENCES, INC. COHERENT NA, INC.

/s/ Wenbin Jiang /s/ Robert Lingscheit

Name: Wenbin Jiang Name: Robert Lingscheit

Title: Chief Executive Officer Title: VP of Sales - Americas

Date: 8/16/2021 Date: 13-Aug-2021

CYTEK (WUXI) BIOSCIENCES COHERENT ASIA, INC.

CO., LTD

/s/ Long Chen /s/ Mitchell McPeek

Name: Long Chen Name: Mitchell McPeek

Title: General Manager Title: President

Date: August 25, 2021 Date: 13-Aug-2021

COHERENT (BEIJING) COMMERCIAL COMPANY LTD.

/s/ Peter Chen

Name: Peter Chen

Title: General Manager

Date: 13-Aug-2021

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE 1: LIST OF PRODUCTS AND PRICE

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE 2: SPECIFICATIONS OF PRODUCTS

[*]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SCHEDULE 3: TECHNICAL INFORMATION AND MATERIAL

Delivery of Products shall include standard literature and/or user manuals as Seller customarily provides.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.